Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Bonanza Creek Energy, Inc. of our report dated March 18, 2021, relating to the financial statements, which appears in Extraction Oil & Gas, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

July 13, 2021